EXHIBIT 5.1

December 17, 2015	File No.: 556152-1

ehāve Inc.

100 College Street, Suite 302

Toronto, Ontario M5G 1L5

Dear Sirs:

Re:	ehāve Inc.

We are Canadian counsel for ehāve Inc. (the "Corporation").

Examinations

We examined and relied on (with respect to the matters of fact contained therein) each of the following:

(a)

a certificate of status dated December 17, 2015 issued by the Ministry of Government Services (Ontario) in respect of the Corporation on which we have exclusively relied for the purpose of rendering the opinion in paragraph 1 below;

(b)	an officer's certificate dated December 17, 2015, by an officer of the Corporation relating to the Corporation and, among other things, matters of corporate status, incumbency of officers and directors and corporate power and authority and attaching certified copies of:

(i)	the certificate and articles of incorporation and any certificate(s) and articles of amendment of the Corporation issued on or before the date hereof; and

(ii)	the by-laws of the Corporation and all amendments thereto.

We examined and relied on such other corporate and public records and made such other investigations, searches and inquiries and considered such matters of law as we considered necessary or appropriate to provide the opinions hereinafter expressed.

Assumptions and Interpretation

We have assumed:

(a)

with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of individuals signing such documents, the authenticity of all certificates and other documents submitted to us as originals, and the conformity to originals of all documents submitted to us as certified or notarial copies or as telecopied or otherwise electronically transmitted or reproduced;

(b)	that the certificate of status with respect to the Corporation referred to above continues to be accurate as of the date of this opinion as if issued on such date;

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(c)	that the minute books and other corporate records of the Corporation made available to us for our review are genuine, accurate and complete;

(d)	the currency, completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents provided by public officials, or otherwise delivered to us;

(e)	the currency, completeness, truth and accuracy of all facts set forth in the officer's certificate referred to herein; and

(f)	that none of the share issuances referred to hereunder represent a "distribution" as such term is defined under applicable securities laws in Canada.

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Corporation.

Laws Addressed

This opinion is limited to the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario. Without limiting the generality of the immediately preceding sentence, we express no opinion with respect to the laws of any other jurisdiction. In addition, we express no opinion whether, pursuant to those conflict of laws rules, Ontario laws would govern the validity, perfection, effect of perfection or non-perfection or enforcement of those security interests.

Opinions

Capitalized terms used herein shall have the meaning ascribed thereto in the registration statement on Form F-1/A under the Securities Act of 1933 dated December 15, 2015 (the "Registration Statement").

Based and relying on and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	The Corporation is a corporation incorporated and is subsisting under the laws of Ontario.

2.	The authorized capital of the Corporation consists of an unlimited number of common shares of which 28,072,366 common shares are issued and outstanding as fully paid and non-assessable.

3.

The common shares have been reserved and allotted for issuance and, when issued upon exercise of the warrants by the selling shareholders, will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

4.

The common shares have been reserved and allotted for issuance and, when issued upon the conversion of the Notes by the selling shareholders in accordance with the terms of the Notes will be validly issued, fully paid and non-assessable.

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5.	Up to 11,002,445 shares being offered pursuant to the Registration Statement will, when issued in the manner described in the Registration Statement, be, validly issued, fully paid and non-assessable.

6.

Up to 11,002,445 shares issuable upon the exercise of the warrants being offered pursuant to the Registration Statement will, when issued in the manner described in the Registration Statement, be, validly issued, fully paid and non-assessable.

7.

The Warrants have been duly authorized and when issued in the offering pursuant to the Registration Statement will be will a binding obligation of the Corporation under the laws of Ontario. Canada. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Reliance

This letter and the opinions expressed herein are for use by the addressees hereof and their respective successors and assigns.

Yours very truly,

/s/ Dentons Canada LLP

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